UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2020

KENLOC INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-230996	82-4678102

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Shannon Way #2306, Redwood City, California		94065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 753-7020

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

CEO, President and Director Consulting Agreement:

On January 15, 2020, Fei Hao was appointed as President, Chief Executive Officer, Secretary and member of the Board of Directors of Kenloc Inc., a Nevada corporation (the “Company”). On March 2, 2020, Fei Hao resigned as Secretary of the Company. Ms. Hao remains in her positions as President, Chief Executive Officer and member of the Board of Directors.

In connection with her appointment, on March 2, 2020, the Company entered into a consulting agreement with Ms. Hao, pursuant to which Ms. Hao has agreed to provide certain consulting services to the company. The Company has agreed to pay Ms. Hao a monthly consulting fee of $1,000. A copy of this consulting agreement is furnished as Exhibit 10.1 to this Current Report.

Chief Financial Officer and Treasurer Consulting Agreement:

On January 15, 2020, Lixin He was appointed as Chief Financial Officer and Treasurer of the Company. In connection with his appointment, on March 2, 2020, the Company entered into a consulting agreement with Mr. He, pursuant to which Mr. He has agreed to provide certain consulting services to the company. The Company has agreed to pay Mr. He a monthly consulting fee of $1,000. A copy of this consulting agreement is furnished as Exhibit 10.2 to this Current Report.

Secretary Consulting Agreement:

On March 2, 2020, Michael Aniff was appointed as Secretary of the Company. In connection with his appointment, on March 2, 2020, the Company entered into a consulting agreement with Mr. Aniff, pursuant to which Mr. Aniff has agreed to provide certain consulting services to the company. The Company has agreed to pay Mr. Aniff a monthly consulting fee of $2,000. A copy of this consulting agreement is furnished as Exhibit 10.3 to this Current Report.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 2, 2020, Fei Hao resigned as Secretary of the Company. Ms. Hao remains in her positions as President, Chief Executive Officer and member of the Board of Directors of the Company. On March 2, 2020, the Board appointed Michael Aniff as Secretary of the Company, subject to regulatory approvals.

In connection with his appointment as Secretary, the Company and Mr. Aniff entered into a consulting agreement with the Company to reflect Mr. Aniff’s position with the Company as described in Item 1.01 above.

Mr. Aniff, 45, has 24 years of experience in the banking and financial industry. In 2016, Mr. Aniff transitioned into real estate development, starting Archetype Group Holdings, LLC, a California limited liability company that specializes in obtaining raw land and obtaining entitlements for buildout or for resale. In 2006, Mr. Aniff formed Capital Strategies Financial Group, LLC, a Delaware limited liability company focusing on the life settlement market. Previously, Mr. Aniff worked for City National Bank from 2002 to 2006, Sanwa Bank from 1999 to 2001 and Bank of America from 1996 to 1999. During his tenure at City National Bank, from 2002 to 2006, Mr. Aniff served as Vice President.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Title
10.1	Consulting Agreement with Fei Hao, dated March 2, 2020*
10.2	Consulting Agreement with Lixin He, dated March 2, 2020*
10.3	Consulting Agreement with Michael Aniff, dated March 2, 2020*

* To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENLOC INC.

Date: March 6, 2020	By: /s/ Fei Hao
Name: Fei Hao
Title: Chief Executive Officer

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